                                                                   EXHIBIT 10(o)



                                   AGREEMENT

                                     AMONG

                           PENN VIRGINIA COAL COMPANY

                       PENN VIRGINIA EQUITIES CORPORATION

                                      AND

                           WESTMORELAND COAL COMPANY

                               TABLE OF CONTENTS


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                                                                                                                     Page
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AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-

BACKGROUND  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-

TERMS AND CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
         1.      The Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
                 1.1.   Partial Termination of Existing Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
                 1.2.   Partial Transfer and Assumption of Existing Lease . . . . . . . . . . . . . . . . . . . . . . -3-
                 1.3.   Amendment and Restatement of the Existing Lease . . . . . . . . . . . . . . . . . . . . . . . -3-
                 1.4.   Termination of Subleases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
         2.      Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
                 2.1.   Representations and Warranties of WCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
                 2.2.   Representations and Warranties of PVCC and PVEC . . . . . . . . . . . . . . . . . . . . . . . -8-
         3.      Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
                 3.1.   Cash Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
                 3.2.   Consents to Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
                 3.3.   Termination Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
                 3.4.   WRI Stock Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
                 3.5.   Acknowledgement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
                 3.6.   Release Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
                 3.7.   Access  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
         4.      Conditions Precedent to Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
                 4.1.   Conditions Precedent to PVCC's and PVEC's Obligations . . . . . . . . . . . . . . . . . . .  -10-
                 4.2.   Conditions Precedent to WCC's Obligations . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
         5.      Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
                 5.1.   Time and Place  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
                 5.2.   Deliveries by WCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
                 5.3.   Deliveries by PVCC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
                 5.4.   Deliveries of PVEC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
         6.      Operations Pending Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
         7.      Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
         8.      Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
         9.      Litigation Assistance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
         10.     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
                 10.1.  Indemnification by PVCC and PVEC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
                 10.2.  Indemnification by WCC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
                 10.3.  Indemnification Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-

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
                 10.4.  Representations, Warranties and Covenants of the Parties to be Continuing . . . . . . . . .  -17-
         11.     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
                 11.1.  If to PVCC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
                 11.2.  If to PVEC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
                 11.3.  If to WCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
         12.     Post-Closing Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
                 12.1.  Items to Be Prorated  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
                 12.2   Procedure for Post-Closing Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
         13.     Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
                 13.1.  Retention of and Access to Records After Closing  . . . . . . . . . . . . . . . . . . . . .  -20-
                 13.2.  Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
                 13.3.  Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
                 13.4.  Background Recitals; Exhibits; Schedules  . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
                 13.5.  Governing Law; Parties at Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
                 13.6.  Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
                 13.7.  Recording . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
                 13.8.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
                 13.9.  Effect of Permitted Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
                 13.10. Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
                 13.11. Entire Agreement; Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
                 13.12. No Other Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
                 13.13. Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
                 13.14. Joint Work Product  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
                 13.15. Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
                 13.16. Completion of Reclamation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
                 13.17. Confidential Nature of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-

                               LIST OF SCHEDULES

Schedule A:             Lease Amendments
Schedule 2.1(d):        Agreements and Consents
Schedule 2.1(f):        Litigation
Schedule 2.1(g):        Environmental Matters
Schedule 2.2(g):        Certain Agreements Affecting WRI Stock


                               LIST OF EXHIBITS

A:       Form of RFM Transfer and Assumption of Agreement
B:       Form of Termination Agreement
C:       RFM Leased Premises
D:       Form of SMP Transfer and Assumption of Agreement
E:       SMP Leased Premises
F:       Premises Map
G:       Form of WCC Amended and Restated Lease
H:       Form of Matt Termination Agreement
I:       Form of FI Termination Agreement
J:       Form of Stock Option Agreement
K:       Form of Acknowledgement
L:       Form of Release Agreement
M:       Form of Opinion of Winthrop, Stimson, Putnam & Roberts
N:       Form of Opinion of WCC General Counsel
O:       Form of Form of Certificate of Corporate Officer of WCC
P:       Form of Opinion of Dechert Price & Rhoads
Q:       Form of Certificate of Corporate Officer of PVCC
R:       Form of Certificate of Corporate Officer of PVEC
S:       Definitions

                                   AGREEMENT

                 THIS AGREEMENT (the "Agreement") is dated this 14th day of May, 1996, among PENN VIRGINIA COAL COMPANY, INC., a Virginia corporation ("PVCC"), PENN VIRGINIA EQUITIES CORPORATION, a Delaware corporation ("PVEC"), and WESTMORELAND COAL COMPANY, a Delaware corporation ("WCC").

                                   BACKGROUND

         1       PVCC (as successor-in-interest to Penn Virginia Resources
Corporation, a Virginia corporation) and WCC are parties to an Amendment and Restatement of Lease, effective as of July 1, 1988, which lease was amended by certain amendments set forth on Schedule A attached hereto (as so amended, the "Existing Lease"), pursuant to which WCC leased, for coal mining purposes, certain rights and interests in certain lands owned by PVCC and located in Lee and Wise Counties, Virginia, and Harlan and Letcher Counties, Kentucky, identified more particularly in the Existing Lease (collectively, the "Original Leased Premises").
         2

         A. PVCC has alleged that WCC has defaulted under the Existing Lease, and PVCC believes that it is entitled to forfeiture of the Existing Lease based on lack of diligent mining of the coal located on the Original Leased Premises.

         B. WCC, which disputes and denies such assertion, has ceased certain of its mining operations on portions of the Original Leased Premises and has determined that there are areas of the Original Leased Premises which cannot be mined efficiently and economically and which, therefore, WCC no longer desires to mine. WCC has determined that it would be beneficial to WCC to terminate its leasehold interest in the Existing Lease, insofar as the Existing Lease relates to certain portions of the Original Leased Premises, and to transfer to third parties its leasehold interest in the Existing Lease, insofar as the Existing Lease relates to certain other portions of the Original Leased Premises, in order to improve its cash flow position and in order to be released from some of its burdensome reclamation obligations thereunder. Under the Existing Lease, WCC is required to obtain the consent of PVCC in connection with such transfers.

         C. WCC also desires to acquire an option to purchase all of PVEC's stock interest in Westmoreland Resources, Inc., a Delaware corporation (the "WRI Stock"), which stock interest is currently approximately 16% of the common stock thereof.

         D. In resolution of the claimed defaults under the Existing Lease, without any admission or determination thereof, and in consideration for the other transactions contemplated by this Agreement, and subject to the terms and conditions set forth herein, (a) PVCC desires to: (i) acknowledge the continuing effectiveness of the Existing Lease, (ii) accept the partial termination of the Existing Lease, (iii) provide its consent to WCC's partial transfers of the Existing Lease, (iv) release WCC from certain obligations under the Existing Lease, (v) pay to

WCC cash consideration of $10,800,000, (vi) grant WCC access across and additional reserves with respect to certain portions of the property of PVCC, and (vii) grant the transferees of WCC certain other rights with respect to the property of PVCC, and (b) PVEC desires to grant WCC an option to purchase the WRI Stock.

                              TERMS AND CONDITIONS

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. The Transaction. At the Closing (as defined hereunder) of this Agreement:

                 1.       Partial Termination of Existing Lease.

                          (a)     WCC shall cause Pine Branch Mining Inc., a
Delaware corporation and its wholly owned subsidiary ("PBMI"), to transfer to Roaring Fork Mining, Inc., a Virginia corporation ("RFM"), all of PBMI's right, title and interest in and to the PBMI Sublease (as defined hereunder), which transfer shall be evidenced by a Transfer and Assumption of Sublease Agreement in the form attached hereto as Exhibit A (the "RFM Transfer and Assumption Agreement"). WCC subleased to PBMI, a certain portion of the Original Leased Premises cross-hatched in red on Exhibit C attached hereto and identified thereon as "Area of Pine Branch Mining Incorporated 1991 Amended Sublease reassigned to Roaring Fork Mining Inc." (the "RFM Leased Premises") pursuant to a Sublease Agreement dated November 1, 1991, as amended (the "PBMI Sublease").

                          (b)     WCC and PVCC shall terminate the Existing
Lease, and WCC's leasehold interest thereunder, insofar as the Existing Lease relates to all of the Original Leased Premises (including the RFM Leased Premises), except for that portion of the Original Leased Premises cross-hatched in red on Exhibit F-1 through and including Exhibit F-7 attached hereto and identified thereon as "Area Leased to Westmoreland Coal Company pursuant to the 1996 Amended Lease" (such portion of the Original Leased Premises cross-hatched in red on Exhibit F-1 through and including Exhibit F-7, hereinafter referred to as the "WCC Leased Premises"; and such portion of the Original Leased Premises not cross-hatched in red on Exhibit F-1 through and including Exhibit F-7, excluding the RFM Leased Premises, hereinafter referred to as the "PV Terminated Leased Premises"), which termination shall be evidenced by a Termination Agreement in the form attached hereto as Exhibit B (the "Termination Agreement").

                 2.       Partial Transfer and Assumption of Existing Lease.

                          (a)     WCC will transfer to Stonega Mining and
Processing Company, a Virginia corporation ("SMP"), all of its right, title and interest in to the Existing Lease, insofar as the Existing Lease relates to a certain portion of the Original Leased Premises in cross-hatched in red on Exhibit E attached hereto and identified thereon as "Area of Westmoreland Coal Co. 1988 Amended Lease Reassigned to Stonega Mining and Processing Company" (the "SMP Leased Premises"), which transfer shall be evidenced by a Partial Transfer and Assumption of Lease Agreement in the form attached hereto as Exhibit D (the "SMP Transfer and Assumption Agreement").

                          (b)     PVCC will consent to the transfers set forth
in each of the Transfer and Assumption Agreements (as defined hereunder), which consents shall be evidenced by the PVCC Joinder and Consent attached to the Transfer and Assumption Agreements (the "PVCC Consent to Transfer") and WCC will consent to the RFM Transfer and Assumption Agreement, which consent shall be evidenced by the WCC Joinder and Consent attached to the RFM Transfer and Assumption Agreement (the "WCC Consent to Transfer").

                          (c)     The RFM Transfer and Assumption Agreement and
the SMP Transfer and Assumption Agreement are sometimes referred to herein together as the "Transfer and Assumption Agreements." The PV Terminated Leased Premises and the RFM Leased Premises are sometimes referred to hereinafter together as the "Terminated Leased Premises." The SMP Leased Premises and the Terminated Leased Premises are sometimes referred to hereinafter together as the "Released Premises."

                 3. Amendment and Restatement of the Existing Lease. WCC and PVCC will amend and restate the Existing Lease insofar as the Existing Lease relates to the WCC Leased Premises, which amendment and restatement shall be in the form of the Amendment and Restatement of Virginia Lease attached hereto as Exhibit G (the "WCC Amended and Restated Lease").

                 4.       Termination of Subleases.

                          (a)     WCC will terminate its sublease with Matt
Mining, Inc., dated May 31, 1988, which termination shall be evidenced by a Sublease Termination Agreement in the form attached hereto as Exhibit H (the "Matt Termination Agreement").

                          (b)     WCC will terminate its sublease with Fraley's
Inc., dated April 7, 1986, which termination shall be evidenced by a Sublease Termination Agreement in the form attached hereto as Exhibit I (the "FI Termination Agreement").

         2.      Representations and Warranties.

                 1. Representations and Warranties of WCC. WCC represents, warrants and covenants to PVCC and PVEC as follows:

                          (a)     Organization and Existence.  WCC is a
corporation duly organized, validly existing and in good standing under the laws of Delaware. WCC is authorized to do business and is in good standing under the laws of Virginia and Kentucky.

                          (b)     Power and Authority.  WCC has the corporate
power and authority to execute, deliver and perform this Agreement and each of the other agreements, instruments and documents to be delivered by WCC to PVCC and PVEC and all other third parties in connection with this Agreement (collectively, the "WCC Ancillary Agreements"), and to consummate the transactions contemplated by this Agreement and by the WCC Ancillary Agreements.

                          (c)     Authorization.  The execution and delivery by
WCC of this Agreement and the WCC Ancillary Agreements and the performance by WCC of its obligations hereunder and thereunder have been duly and validly authorized as required by applicable law.

                          (d)     Absence of Conflicting Agreement; Consents.
Except as set forth on Schedule 2.1(d), the execution and delivery by WCC of this Agreement and of the WCC Ancillary Agreements, including without limitation, the SMP APA (as defined hereunder) and the RFM APA (as defined hereunder), and the performance by WCC of the transactions contemplated hereby and thereby do not (x) violate, conflict with or constitute a breach of, or default under (either immediately or upon notice, lapse of time or both), (i) the Certificate of Incorporation or By-laws of WCC, (ii) any foreign, federal, state or local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any foreign, federal, state, local or other governmental authority or regulatory body (collectively, "Governmental Body"), including, without limitation, those pertaining to electrical, building, zoning, environmental, mining, and occupational safety and health requirements and all common law liabilities and obligations related thereto (collectively "Requirements of Law"), or any judgment, order, writ, injunction, or decree of any court in effect at the date of this Agreement or on the date of Closing (as defined hereunder) or, (iii) any agreement, indenture, instrument, covenant, contract, note, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which WCC is a party or any of its assets is subject or by which WCC is bound, or (y) except for each Consent to Transfer required under this Agreement, require the consent, approval, qualification, order or authorization of, or filing with any Governmental Body, or consent or approval of any Person (as defined hereunder).

                          (e)     Binding Agreement.  This Agreement and the
WCC Ancillary Agreements constitute the legal, valid and binding obligation of WCC, enforceable against WCC in accordance with their respective terms.

                          (f)     Litigation.  Except as set forth on Schedule
2.1(f) attached hereto, there are no lawsuits, claims, suits, proceedings, or investigations pending or, to the Knowledge of WCC, threatened against or affecting WCC with respect to the Released Premises nor, to the Knowledge of WCC, is there any basis for any of the same, and there are no lawsuits, claims, suits, proceedings, or investigations in which WCC is the plaintiff or claimant which relate to the Released Premises. WCC is not in default with respect to any order, writ, injunction or decree of any court or any Governmental Body to which any or all of the Released Premises is or may be subject and which would materially adversely affect any of the RFM Leased Premises, the SMP Leased Premises or the PV Terminated Leased Premises.

                          (g)     Environmental Matters.  To the Knowledge of
WCC, and except as set forth on Schedule 2.1(g) attached hereto:

(i) The operations of WCC with respect to the Released Premises comply in all material respects with all applicable Requirements of Law derived from or relating to all federal, state, and local laws or regulations relating to, regulating, imposing liability or standards of conduct concerning, or addressing the environment, pollution, mining, human health or safety, including, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Water Act of 1977 (the "Clean Water Act"), the Clean Air Act (the "Clean Air Act"), the Surface Mining Control and Reclamation Act of 1977 ("SMCRA"), the Toxic Substances Control Act ("TSCA"), the Federal Mine Safety and Health Act of 1977 ("MSHA"), and the Resource Conservation and Recovery Act of 1976 ("RCRA") and any state equivalent thereof and all common law liabilities and obligations related to the environment, pollution, mining, health or safety (collectively, "Environmental or Mining Law").

(ii) WCC has obtained all environmental, health and safety, licenses, franchises, permits, privileges, immunities, approvals and all other authorizations from any Governmental Body necessary for its operation with respect to the Released Premises (collectively, "Governmental Permits") and, regarding current operations with respect to, or the current condition of, the Released Premises, all such Governmental Permits are in good standing. WCC is in compliance in all material respects with all terms and conditions of such Governmental Permits and, with respect to the PV Terminated Leased Premises, all reclamation required under such Governmental Permits and under all Environmental or Mining Law has been completed.

(iii) WCC is not, with respect to the Released Premises, subject to any on-going proceeding or investigation by order from, or agreement with any individual, corporation, limited liability corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated association or other organization, or Governmental Body (a "Person") (including, without limitation, any prior owner or operator of the Released Premises) respecting (a) any Environmental or Mining Law, (b) any action required to: (1) cleanup, remove, treat or in any other way address any waste, pollutant, hazardous or toxic substance, petroleum, petroleum-based substance or waste, special waste or any constituent of any such substance or waste (collectively, a "Contaminant") in the indoor or outdoor environment, (2) prevent the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of the Original Leased Premises, including the movement of Contaminants through or in the air, soil, surface water, ground water or the Original Leased Premises (a "Release") or threatened Release or minimize the further Release of a Contaminant, or (3) investigate and determine if a remedial response is needed to design such a response and post- remedial investigation, monitoring, operation and maintenance and care (a "Remedial Action"), or (c) any claim of loss, cost, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges ("Losses") arising from the Release or threatened Release of a Contaminant into the environment.

(iv) Other than matters affecting the mining industry generally, WCC, with respect to the Released Premises, is not subject to any judicial or administrative proceeding, order, judgment, decree, or settlement alleging or addressing a violation of, or liability under any Environmental or Mining Law.

(v)                               WCC has not, with respect to the Released
Premises: (A) reported a Release of a hazardous substance pursuant to CERCLA or any state equivalent; (B) filed a notice pursuant to Section 103(c) of CERCLA; (C) filed a notice pursuant to Section 3010 of RCRA, indicating the generation of any hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent; or (D) filed any notice under any applicable Environmental or Mining Law reporting a substantial violation of any applicable Environmental or Mining Law; and with respect to the Released Premises, and each of the matters set forth in this subsection, no event has occurred that would have required WCC to have reported such Release or filed such notice where WCC failed to do so.

(vi)                              There is not either on or in the Released
Premises: (A) any treatment, recycling, storage, or disposal of any hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent that requires or required a Governmental Permit pursuant to Section 3005 of RCRA, or any state equivalent; or (B) any underground storage tank or surface impoundment.

(vii) There are not on or in the Released Premises any polychlorinated biphenyls (PCB) used in pigments, hydraulic oils, electrical transformers, or other equipment.

(viii) WCC has not received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment from or on the Released Premises.

(ix) WCC has not, with respect to the Released Premises, received any request for information in an enforcement context pursuant to Section 114 of the Clean Air Act, Section 1267 of SMCRA, Sections 308 and 402 of the Clean Water Act, Sections 8 and 11 of the TSCA, Sections 3004(u), 3007, 3008, 3010 and 3013 of RCRA, Section 104(e) of CERCLA, Section 103 of MSHA and similar provisions of applicable state law that have not been either responded to or abated.

(x) Except for the Governmental Permits, no lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restriction of any kind (an "Encumbrance") in favor of any Person for: (a) any liability under any Environmental or Mining Law or health or safety Requirements of Law, or (b) damages arising from, or costs incurred by such Person in response to, a Release or threatened Release of a Contaminant into the environment (an "Environmental Encumbrance") has attached to the Released Premises.

                          (h)     Compliance with Existing Lease.  The Released
Premises has been used by WCC only in compliance with the terms of the Existing Lease. Except for the Governmental Permits and the Permitted Encumbrances (as defined hereunder), WCC has not transferred, assigned, pledged, mortgaged, or encumbered in any manner the Released Premises or any part thereof.

                          (i)     Title.  WCC has not created any Encumbrances
that are currently in effect with respect to any of the RFM Leased Premises, the SMP Leased Premises or the PV Terminated Leased Premises except: (i) liens for real property taxes and severance taxes with respect to the Released Premises not yet due and payable, (ii) easements, rights of way, liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such lien or imperfection, and (iii) liens of landlords, carriers, warehousemen, mechanics and materialmen arising in the ordinary course of business for sums not yet due and payable and (iv) matters which will not materially adversely affect the value of any of the RFM Leased Premises, the SMP Leased Premises or the PV Terminated Leased Premises or PVCC's ability to lease any of the RFM Leased Premises, the SMP Leased Premises or the PV Terminated Leased Premises for mining (collectively, the "Permitted Encumbrances").

                          (j)     Accuracy.  No representation or warranty by
WCC in this Agreement and no information in any statement, certificate, exhibit, or other document furnished or to be furnished to PVCC or PVEC pursuant hereto or in connection with the transactions contemplated hereby contains, or at Closing will contain, any untrue statement of a material fact or omits to state a material fact necessary to make such disclosure not misleading in the light of the circumstances under which it was made.

                          (k)     WCC Board Committee Action.  The Committee of
Independent Directors of the Board of Directors of WCC, at a meeting duly called and held, determined that the transactions contemplated hereby are fair and reasonable to WCC.

                 2.       Representations and Warranties of PVCC and PVEC.
PVCC and PVEC each represent, warrant and covenant to WCC (with respect only to itself) as follows:

                          (a)     Organization and Existence.  PVCC is a
corporation duly organized, validly existing and in good standing under the laws of Virginia. PVCC is authorized to do business and is in good standing under the laws of Kentucky. PVEC is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

                          (b)     Power and Authority.  Each of PVCC and PVEC
has the corporate power and authority to execute, deliver and perform this Agreement and each of the other agreements, instruments and documents to be delivered by PVCC or PVEC to WCC in connection with this Agreement (collectively, the "PV Ancillary Agreements"), and to consummate the transactions contemplated by this Agreement and by the PV Ancillary Agreements.

                          (c)     Authorization.  The execution and delivery by
PVCC and PVEC of this Agreement and the PV Ancillary Agreements and the performance by PVCC and PVEC of their respective obligations hereunder and thereunder have been duly and validly authorized by PVCC and PVEC as required by applicable law.

                          (d)     Absence of Conflicting Agreement; Consents.
The execution and delivery by PVCC and PVEC of this Agreement and the PV Ancillary Agreements and the performance by PVCC and PVEC of the transactions contemplated hereby and thereby, do not (x) violate, conflict with, or constitute a breach of, or default under (either immediately or upon notice, lapse of time or both), (i) the Certificate of Incorporation or By-laws of PVCC or PVEC, (ii) any Requirement of Law or any judgment, order, writ, injunction or decree of any court in effect at the date of this Agreement or on the date of Closing, or (iii) any agreement, indenture, instrument, covenant, contract, note, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which PVCC or PVEC is a party or any of its assets is subject or by which it is bound or (y) require the consent, approval, qualification, order or authorization of, or filing with any Governmental Body, or consent or approval of any Person.

                          (e)     Binding Agreement.  This Agreement and the PV
Ancillary Agreements constitute legal, valid and binding obligations of PVCC and PVEC, enforceable against each in accordance with their respective terms.

                          (f)     Litigation.  There is no pending or, to the
Knowledge of PVCC or PVEC, threatened suit, claim, action, litigation, or administrative, arbitration or other proceeding or governmental inquiry or investigation to which PVCC or PVEC is, or may be made a party questioning the validity of this Agreement, any of the PV Ancillary Documents or the transactions contemplated hereby or thereby.

                          (g)     Ownership of Stock.  PVEC owns the WRI Stock
free and clear of all Encumbrances other than those imposed by Requirements of Law and by the agreements set forth on Schedule 2.2(g) attached hereto.

         3. Consideration. For and in consideration of the transactions contemplated by this Agreement, at Closing:

                 1. Cash Purchase Price. PVCC shall pay to WCC the sum of Ten Million Eight Hundred Thousand Dollars ($10,800,000) (the "Cash Purchase Price") by wire transfer of immediately available federal funds as follows: Westmoreland Coal Company, PNC Bank, Philadelphia, Pennsylvania, ABA No. 031000053, Account No. 85-5835-4373.

                 2. Consents to Transfer. PVCC shall deliver a Consent to Transfer in connection with each Transfer and Assumption Agreement.

                 3. Termination Agreement. PVCC shall deliver its counterpart of the Termination Agreement.

                 4. WRI Stock Option. PVEC shall grant to WCC an option to purchase the WRI Stock, which option shall be in the form of the Stock Option Agreement attached hereto as Exhibit J (the "Stock Option Agreement").

                 5. Acknowledgement. PVCC shall acknowledge that the Existing Lease is in full force and effect, which acknowledgement shall be in the form of the Acknowledgement attached hereto as Exhibit K (the
"Acknowledgement").

                 6. Release Agreement. PVCC shall each release WCC from certain obligations and liabilities, which release shall be in the form of the Release Agreement attached hereto as Exhibit L (the "Release Agreement").

                 7.       Access.

                          (a)     PVCC shall grant to WCC certain additional
access and mining rights with respect to Stone Mountain Reserve as set forth in and as evidenced by the WCC Amended and Restated Lease.

                          (b)     PVCC shall grant to RFM and SMP certain
additional access and mining rights as set forth in and as evidenced by separate lease agreements between PVCC and RFM, and PVCC and SMP, respectively.

         4.      Conditions Precedent to Closing.

                 1. Conditions Precedent to PVCC's and PVEC's Obligations. All of PVCC's and PVEC's obligations under this Agreement are expressly conditioned upon the satisfaction at or before the time of Closing hereunder of each of the following conditions (any one or more of which may be waived in writing in full or in part by PVCC or PVEC at their option):

                          (a)     Asset Purchase Agreements.

(i) PBMI and RFM shall have entered into an asset purchase agreement in form and substance satisfactory to PVCC in its sole discretion (the "RFM APA").

(ii) WCC and SMP shall have entered into an asset purchase agreement in form and substance satisfactory to PVCC in its sole discretion (the "SMP APA").

(iii) Closings under each of the RFM APA and the SMP APA shall have occurred, without waivers of any conditions thereto, except as agreed to in writing by PVCC in its sole discretion.

                          (b)     Amendment of Existing Lease.

(i) RFM and PVCC shall have entered into an Amendment and Restatement of Lease Agreement in form and substance satisfactory to PVCC in its sole discretion (the "RFM Amended and Restated Lease").

(ii) SMP and PVCC shall have entered into an Amendment and Restatement of Lease Agreement in form and substance satisfactory to PVCC in its sole discretion (the "SMP Amended and Restated Lease").

                          (c)     No Changes or Destruction of Released
Premises.  Between the date hereof and the Closing Date, there shall have been
(i) no material adverse change in any of the RFM Leased Premises, the SMP Leased Premises or the PV Terminated Leased Premises; (ii) no material adverse federal or state legislative or regulatory change affecting any of the RFM Leased Premises, the SMP Leased Premises or the PV Terminated Leased Premises; and (iii) no material damage to any of the RFM Leased Premises, the SMP Leased Premises or the PV Terminated Leased Premises by fire, flood, casualty, act of God or the public enemy, or other cause, regardless of insurance coverage for such damage.

                          (d)     No Litigation.  No action, claim, suit, or
proceeding shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

                          (e)     Representations and Warranties.  Each of the
representations and warranties of WCC contained or referred to in this Agreement shall be true and correct on the Closing Date as though made on and as of the Closing Date, except for changes therein specifically permitted in this Agreement or resulting from any transaction expressly consented to in writing by PVCC and PVEC.

                          (f)     Performance.  WCC shall have performed,
observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of the Closing Date.

                          (g)     Documents and Deliveries.  All instruments
and documents required on WCC's part to effect this Agreement and the transactions contemplated hereby shall be delivered to PVCC and PVEC and shall be in form and substance consistent with the requirements of this Agreement and otherwise reasonably satisfactory to PVCC, PVEC and its counsel.

                 2. Conditions Precedent to WCC's Obligations. All of WCC's obligations under this Agreement are expressly conditioned on the satisfaction at or before the time of Closing hereunder of each of the following conditions (any one or more of which may be waived in writing in whole or in part by WCC, at WCC's option):

                          (a)     Asset Purchase Agreement.

(i)                       WCC and RFM shall have entered into the RFM APA.

(ii)                      WCC and SMP shall have entered into the SMP APA.

(iii) Closings under each of the RFM APA and the SMP APA shall have occurred, without waivers of any conditions thereto, except as agreed to in writing by PVCC, in its sole discretion.

                          (b)     No Litigation.  No action, claim, suit or
proceeding shall have been instituted or threatened to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

                          (c)     Representations and Warranties.  Each of the
representations and warranties of PVCC and PVEC contained or referred to in this Agreement shall be true and correct on the Closing Date as though made on and as of the Closing Date, except for changes therein specifically permitted in this Agreement or resulting from any transaction expressly consented to in writing by WCC.

                          (d)     Performance.  PVCC and PVEC shall have
performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of the Closing Date.

                          (e)     Documents and Deliveries.  All instruments
and documents required on PVCC's and PVEC's part to effect this Agreement and the transactions contemplated hereby shall be delivered to WCC and shall be in form and substance consistent with the requirements of this Agreement and otherwise reasonably satisfactory to WCC and its counsel.

         5.      Closing.

                 1. Time and Place. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur at 9:00 a.m. on May 14, 1996, or on such date and at such time as may be mutually agreed to by the parties hereto (the "Closing Date"), at the offices of Winthrop, Stimson, Putnam & Roberts, 1133 Connecticut Avenue, N.W., Washington, D.C. 20036. Any party hereto may terminate this Agreement by written notice to the other parties hereto if the Closing shall not have occurred on or before May 14, 1996.

                 2. Deliveries by WCC. Subject to the satisfaction or waiver of the conditions precedent set forth in Section 4.2 hereinabove, at Closing, WCC shall deliver, or cause to be delivered, to PVCC and PVEC the following (all in form and substance reasonably satisfactory to WCC and WCC's counsel):

                          (a)     Fully executed originals of each Transfer and
Assumption Agreement.

                          (b)     An original executed WCC Consent to Transfer
for the RFM Transfer and Assumption Agreement.

                          (c)     An original executed counterpart of the
Termination Agreement.

                          (d)     An original executed counterpart of the WCC
Amended and Restated Lease.

                          (e)     An original executed counterpart of the
Release Agreement.

                          (f)     An original executed counterpart of the Stock
Option Agreement.

                          (g)     Fully executed copies of each of the RFM APA
and the SMP APA, certified by a duly authorized officer of WCC to be true, complete and correct.

                          (h)     A fully executed copy of the Matt Termination
Agreement.

                          (i)     A fully executed copy of the FI Termination
Agreement.

                          (j)     An opinion of counsel from Winthrop, Stimson,
Putnam & Roberts, which opinion shall be to the effect set forth on Exhibit M attached hereto.

                          (k)     An opinion of the general counsel of WCC,
which opinion shall be to the effect set forth on Exhibit N attached hereto.

                          (l)     A fully executed original certificate of a
corporate officer of WCC, which certificate shall be in the form of the Certificate of Corporate Officer attached hereto as Exhibit O.

                          (m)     Any monies due and owing to PVCC under the
terms of the Existing Lease which are ascertainable or subject to good-faith estimation as of the date of Closing. WCC may, at its election, pay such sums to PVCC at Closing in immediately available federal funds or cause such amount to be deducted from the Cash Purchase to be delivered by PVCC to WCC pursuant to Section 3.1 of this Agreement.

                          (n)     Such other documents, instruments and
writings as PVCC or PVEC may reasonably request in order to consummate the transactions contemplated by this Agreement.

                 3. Deliveries by PVCC. Subject to the satisfaction or waiver of the conditions set forth in Section 4.1 hereinabove, at Closing, PVCC shall deliver, or cause to be delivered, to WCC the following (all in form and substance reasonably satisfactory to PVCC and PVCC's counsel):

                          (a)     Payment of the Cash Purchase Price.

                          (b)     An original executed counterpart of the
Termination Agreement.

                          (c)     An original executed PVCC Consent to Transfer
for each Transfer and Assumption Agreement.

                          (d)     An original executed counterpart of the WCC
Amended and Restated Lease.

                          (e)     A fully executed original of the
Acknowledgement.

                          (f)     An original executed counterpart of the
Release Agreement.

                          (g)     An opinion of counsel from Dechert Price &
Rhoads, which opinion shall be to the effect set forth on Exhibit P attached hereto.

                          (h)     A fully executed original certificate of a
corporate officer of PVCC, which certificate shall be in the form of the Certificate of Corporate Officer attached hereto as Exhibit Q.

                 4. Deliveries of PVEC. Subject to the satisfaction or waiver of the conditions set forth in Section 4.1 hereinabove, at Closing, PVEC shall deliver, or cause to be delivered, to WCC the following (all in form and substance reasonably satisfactory to PVEC and PVEC's counsel):

                          (a)     An original executed counterpart of the Stock
Option Agreement.

                          (b)     An opinion of counsel from Dechert Price &
Rhoads, which opinion shall be to the effect set forth on Exhibit P attached hereto.

                          (c)     A fully executed original certificate of a
corporate officer of PVEC, which certificate shall be in the form of the Certificate of Corporate Officer attached hereto as Exhibit R.

         6. Operations Pending Closing. Except as contemplated by this Agreement, or except with the express written approval of PVCC, between the date of this Agreement and the date of Closing, WCC: (a) shall perform all of its obligations under the Existing Lease (including but not limited to the payment of any royalties and amounts at least due thereunder); and (b) shall use its best efforts to maintain the Released Premises in at least its present condition; and (c) shall not enter into any contract for the sale, lease, or contract mining of any of the Released Premises or exercise any option to extend any lease for any portion thereof; and (d) shall not sell, lease (as lessor), transfer, or otherwise dispose of (including, without limitation, any transfers from WCC to any Person that directly or indirectly controls, is controlled by, or is under common control with (an "Affiliate"), WCC), or mortgage or pledge, or impose or suffer to be imposed, any Encumbrance on all or any portion of the Released Premises, except for the Permitted Encumbrances.

         7. Expenses. Each of the parties shall be responsible for and shall pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including, without limitation, all fees, expenses, and disbursements of the counsel, accountants, investment advisors, valuation firms, and others it has retained and any other expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with.

         8. Further Assurances. In addition to the obligations required to be performed hereunder by WCC, PVCC and PVEC at Closing, each party hereto will perform such other acts, and execute, acknowledge and deliver, subsequent to Closing, such other instruments, documents and other materials as any of the parties may reasonably request and as shall be necessary in order to more fully effect the consummation of the transactions contemplated hereby. Each party will use its best efforts to cause the conditions under its control to its obligations hereunder to be satisfied.

         9. Litigation Assistance. Following the Closing, PVCC shall provide to WCC, and WCC shall provide to PVC, such information and documents, from any time prior to the date of

Closing, as may be reasonably requested in connection with any suit, claim, investigation, or proceeding, pending or threatened, that relates to the Released Premises and in connection therewith each party shall, without limitation, make available to the other party during normal business hours (i) all books and records relating thereto in its possession, and (ii) all employees of such party or its Affiliates having knowledge of the matters in controversy. Such access shall be afforded upon receipt of reasonable advance notice and shall not unreasonably interfere with the operations of the party being requested to furnish the information. The party requesting the information shall be responsible for all costs or expenses incurred by the party furnishing the information pursuant to this Section 9.

         10.     Indemnification.

                 1. Indemnification by PVCC and PVEC. PVCC and PVEC (individually and not jointly and severally) each agree to indemnify and hold harmless WCC and its Affiliates, and their respective successors and assigns (each, a "WCC Indemnified Party"), from and against, and reimburse any WCC Indemnified Party with respect to, any and all claims, suits, demands, Losses, damages, costs, expenses and deficiencies, judgments and liabilities, (including reasonable legal fees and other costs and expenses related thereto) (collectively, a "Liability") incurred by any WCC Indemnified Party by reason of, or arising out of, or in connection with a breach of any representation, warranty or covenant made by PVCC or PVEC in, or PVCC's or PVEC's failure to perform any obligation required by, this Agreement or the PV Ancillary Agreements. PVCC's and PVEC's indemnity obligations under this Section 10.1 shall terminate on the day prior to the third (3rd) anniversary of the date of Closing with respect to all of the representations and warranties set forth in
Section 2.2 of this Agreement, except for such indemnity obligations related to those representations and warranties set forth in Sections 2.2(a), (b), (c),
(d) and (e), as to which no time limitation shall apply. Notwithstanding the foregoing, PVCC's and PVEC's indemnification obligations under this Section
10.1 shall continue as to any Liability of which any WCC Indemnified Party has notified PVCC and PVEC in accordance with the requirements of Section 10.3 hereunder on or prior to the date such indemnification would otherwise terminate in accordance with this Section 10.1, as to which the obligation of PVCC and PVEC shall continue until the liability of PVCC and PVEC shall have been determined pursuant to this Section 10.1, and PVCC and PVEC shall have reimbursed all WCC Indemnified Parties for the full amount of such Liability in accordance with this Section 10.1.

                 2. Indemnification by WCC. WCC agrees to indemnify and hold harmless PVCC, PVEC and their respective Affiliates and each of their respective successors and assigns (each, a "PV Indemnified Party") from and against, and reimburse any PV Indemnified Party with respect to any Liability incurred by any PV Indemnified Party by reason of, or arising out of, or in connection with, a breach of any representation, warranty or covenant made by WCC in, or WCC's failure to perform any obligation required by, this Agreement or the WCC Ancillary Agreements or any failure of WCC to obtain any Required Consents prior to Closing. WCC's indemnity obligations under this Section 10.2 shall terminate on the day prior to the third (3rd) anniversary of the date of Closing with respect to all of the representations and warranties set forth in Section 2.1 of this Agreement, except for such indemnity obligations related to those representations and warranties set forth in Sections 2.1(a), (b), (c), (d) and (e), as to which no time limitation shall apply. Notwithstanding the foregoing, WCC's indemnification obligations under this Section 10.2 shall continue as to any Liability of which any PV Indemnified Party has notified WCC in accordance with the requirements of
Section 10.3 hereunder on or prior to the date such indemnification would otherwise terminate in accordance with this Section 10.2, as to which the obligation of WCC shall continue until the liability of WCC shall have been determined pursuant to this Section 10.2, and WCC shall have reimbursed all PV Indemnified Parties for the full amount of such Liability in accordance with this Section 10.2.

                 3.       Indemnification Procedure.

                          (a)     Any PV Indemnified Party or WCC Indemnified
Party (the "Indemnified Party") seeking indemnification hereunder shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Liability Notice") describing in reasonable detail the facts giving rise to any Liability for indemnification hereunder and shall include in such Liability Notice (if then known) the amount or the method of computation of the amount of such Liability and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such Liability is based; provided that a Liability Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and provided, further, that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

                          (b)     After the giving of any Liability Notice
pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this Section 10 shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Liability suffered by it.

                          (c)     The Indemnified Party shall have the right to
conduct and control, through counsel of its choosing, the defense, compromise, or settlement of any third Person Liability, action, or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder, and in any such case the Indemnitor shall cooperate in connection therewith and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, that the Indemnitor may participate, through counsel chosen by it and at its own expense, in the defense of any such Liability as to which the Indemnified Party has so elected to conduct and control the defense thereof; and provided, further, that the Indemnified Party shall not, without the written consent of the Indemnitor (which written consent shall not be unreasonably withheld), pay, compromise or settle any such Liability except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnitor shall fail, within fourteen (14) days after the making of such request, to acknowledge and agree in writing that, if such Liability shall be adversely determined, such Indemnitor has an obligation to provide indemnification hereunder to such Indemnified Party. The rights of indemnification conferred in this Section are not intended to modify, diminish or supersede in any respect any other indemnification rights to which any of the parties hereto may be entitled.

                 4. Representations, Warranties and Covenants of the Parties to be Continuing. All representations, warranties, agreements, covenants and indemnification of the parties contained in this Agreement shall survive the execution and delivery of this Agreement, except as may be specifically provided in this Section 10.

         11. Notices. All notices and other communications hereunder shall be in writing (whether or not a writing is expressly required hereby), and shall be deemed to have been given (i) if hand delivered or sent by an express mail service or by courier, then if and when delivered to and received by the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby), (ii) if mailed, then on the third business day following the date on which such communication is deposited in the United States Mail, by first class certified mail, return receipt requested, postage prepaid, and addressed to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby), or (iii) if sent by telecopy, on the date shown on the confirmation of receipt received by the transmitting party:

                 1.       If to PVCC:
                          U.S. Highway 58 & 421 West
                          P.O. Box 386
                          Duffield Industrial Park
                          Duffield, VA  24244
                          Attention:  Keith D. Horton
                          Telecopy Number:  (540) 431-4132

                 1.       If to PVEC:

                          Hand Delivery/Express Mail/Telecopy:
                          1105 North Market Street
                          Suite 1300
                          Wilmington, DE  19801
                          Attention:  A. James Dearlove
                          Telecopy Number:  (302) 427-7388

                          U.S. Mail:
                          P.O. Box 8985
                          Wilmington, DE  19899

                 1.       If to WCC:
                          14th Floor
                          2 North Cascade Avenue
                          Colorado Springs, CO  80803
                          Attention:  President
                          Telecopy Number: (719) 448-5825

         1.      Post-Closing Adjustments.

                 1. Items to Be Prorated. WCC shall have the benefit of any income from the PV Terminated Leased Premises which accrued prior to the date of Closing (the "Valuation Date"). WCC shall be responsible for and shall pay for all of the expenses and liabilities which accrued with respect to the Released Premises prior to the Valuation Date. Without limiting the generality of the foregoing, WCC shall be responsible for all real property taxes, including all assessments ("Property Taxes"), attributable to the Released Premises for the period prior to the Valuation Date. PVCC shall be responsible for all Property Taxes attributable to the PV Terminated Leased Premises for the period from and after the Valuation Date. WCC and PVCC shall each pay half of any recording, transfer, sales, and similar taxes required to be paid in connection with the termination of the Existing Lease, insofar as the Existing Lease relates to the PV Terminated Leased Premises set forth herein.

                 2. Procedure for Post-Closing Adjustment. WCC shall, within thirty (30) days after Closing, prepare and deliver to PVCC a notice (the "Notice") setting forth its calculation of all monies due and owing to PVCC under the terms of the Existing Lease but which were not ascertainable as of the date of Closing and pursuant to Section 12.1 above (the "Revenues") and specifying, in reasonable detail, the basis for such calculation, including any set-offs or credits which WCC may claim (the Revenues with such deductions being the "Post-Closing Adjustment"). PVCC shall, within thirty (30) days after its receipt of the Notice, respond in writing to WCC either to accept WCC's calculation of the Post-Closing Adjustment or, if its disagrees with such calculation, specify in reasonable detail those items or amounts in the Notice with which its disagrees (the "Disagreement Notice"). PVCC and WCC shall use their best efforts to reach agreement on the disputed items or amounts in order to determine the Post-Closing Adjustment. If the parties do not resolve all disputed items within ten (10) business days after delivery of the Disagreement Notice, this Agreement and the disputed items and amounts will be submitted to binding arbitration in Philadelphia, Pennsylvania under the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"), to be arbitrated by a single arbitrator selected in accordance with the Rules, the time periods for all proceedings in the arbitration shall be shortened if necessary so that a decision shall be rendered within forty-five (45) days after the submission of the matter to arbitration, and judgment on the arbitral award may be entered and enforced in any court of competent jurisdiction. Within ten (10) business days after the final determination of the Post-Closing Adjustment, WCC will pay to PVCC in immediately available federal funds to an account designated by PVCC, a sum of money equal to the Post-Closing Adjustment, plus interest compounded annually at the prime rate announced from time to time by Citibank, N.A., as in effect on the first day of each applicable month, from the Closing Date to the date the payment is made. Interest payable under the provisions of this Section 12.2 shall be computed on the basis of a 360-day year and actual days elapsed. With respect to Property Taxes attributable to the period prior to the Valuation Date, but for which a bill has not been issued by the applicable taxing authorities, at Closing hereunder, WCC shall pay to PVCC (or at WCC's election, WCC may cause such amount to be deducted from the Cash Purchase Price) its proportionate share of such Property Taxes based on all such Property Taxes assessed in the immediately preceding tax year. PVCC shall notify WCC in writing after its receipt of the actual bill for such Property Taxes, and WCC shall, within thirty (30) days after its receipt of such notice, pay PVCC any additional Property Tax due under the terms of this Section 12.

         2.      Miscellaneous.

                 1.       Retention of and Access to Records After Closing.

                          (a)     For a period of seven (7) years after the
Closing Date, WCC and its representatives shall have reasonable access to all of the books and records of PVCC relating to the Released Premises prior to the date of Closing to the extent that such access may reasonably be required by WCC in connection with matters relating to or affected by the Released Premises prior to the Closing Date (including for the preparation of tax returns and financial statements and other reasonable purposes). Such access shall be afforded by PVCC upon receipt of reasonable advance written notice and during normal business hours. WCC shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 13.1(a). If PVCC shall desire to dispose of any of such books and records prior to the expiration of such seven-year period, PVCC shall, prior to such disposition, give WCC a reasonable opportunity, at WCC's expense, to segregate and remove such books and records as WCC may select as permitted in accordance with this Section 13.1(a).

                          (b)     For a period of seven (7) years after the
Closing Date, PVCC and its representatives shall have reasonable access to all of the books and records of WCC relating to the Released Premises prior to the date of Closing. Such access shall be afforded by WCC and its Affiliates upon receipt of reasonable, advance written notice and during normal business hours. PVCC shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 13.1(b). If WCC or any of its Affiliates shall desire to dispose of any of such books and records prior to the expiration of such seven-year period, WCC shall, prior to such disposition, give PVCC a reasonable opportunity, at PVCC's expense, to segregate and remove such books and records as PVCC may select as permitted in accordance with this Section 13.1(b).

                 2. Brokers. Each party represents to the other that neither has made any agreement or taken any action which may cause any broker, agent or Person to become entitled to a brokerage or other fee or commission from such other party as a result of the transactions contemplated by this Agreement. PVCC and WCC each hereby indemnifies and shall defend the other from any and all claims, actual or threatened, for compensation by any third Person by reason of such party's breach of its representation or warranty contained in this Section 13.2.

                 3.       Interpretation.

                          (a)     The headings preceding the text of the
sections hereof (and in the Exhibits and Schedules hereto) are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

                          (b)     Words importing the singular include the
plural and words importing the plural include the singular and words importing gender include the masculine, feminine and neuter genders.

                          (c)     A reference to any law includes any amendment
or modification thereto and any successor statute, all rules and regulations promulgated under such law, and all administrative and judicial authority exercisable thereunder.

                          (d)     A reference to any Person includes its
successors and permitted assigns.

                          (e)     All accounting terms not specifically defined
herein shall be construed in accordance with generally accepted accounting principles.

                          (f)     The words "hereof," "herein," and "hereunder"
and words of similar import when used in this Agreement shall refer to this Agreement as a whole, including all Exhibits and Schedules hereto, and not to any particular provisions of this Agreement, and references to Sections, Schedules, and Exhibits are to Sections, Schedules, and Exhibits to this Agreement unless the context clearly requires otherwise.

                 4. Background Recitals; Exhibits; Schedules. The recitals contained in the portion of this Agreement entitled "Background" and the Exhibits and Schedules referenced herein are hereby incorporated into this Agreement and made a part hereof.

                 5. Governing Law; Parties at Interest. This Agreement shall be governed by Delaware law and (subject to Section 13.6 hereunder) will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

                 6. Assignment. WCC may not assign all or any part of its interest under this Agreement without the prior written consent of PVCC and PVEC. PVCC may assign all or any portion of its interest under this Agreement to a transferee of all or any portion of the Original Leased Premises and in such event, WCC shall render performance of its obligations hereunder to the applicable owner or owners of all or any portion of the Original Leased Premises.

                 7. Recording. Neither this Agreement nor any of the PV Ancillary Agreements or the WCC Ancillary Agreements shall be recorded in any place of public record (except as the parties hereto shall be required in connection with applicable securities laws and except only the Memorandum), and if PVCC, PVEC or WCC shall record this Agreement or cause or permit the same to be recorded without the prior written consent of the other party, such other party may, at its option, elect to treat such act as a breach of this Agreement and cause the same to be removed from record at the expense of the party responsible for such recording.

                 8. Severability. Any provision in this Agreement or the PV Ancillary Agreements or the WCC Ancillary Agreements that is unenforceable or invalid in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability or invalidity without affecting the remaining provisions hereof or thereof or affecting the operation, enforceability or validity of such provision in any other jurisdiction.

                 9. Effect of Permitted Termination. In the event that this Agreement shall be terminated pursuant to any provision hereof permitting such termination, all further obligations of the parties under this Agreement (other than those set forth in Sections 7 and 13.17) shall be terminated without further liability of any party to the other; provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.

                 10. Counterparts. This Agreement may be executed in counterparts, which when assembled with the signatures of all parties hereto, shall constitute an executed original of this Agreement.

                 11. Entire Agreement; Amendments. This Agreement and the Exhibits and Schedules hereto set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as contained herein, unless otherwise provided therein. This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party or parties against whom enforcement of any waiver, change, modification, consent or discharge is sought. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

                 12. No Other Beneficiaries. This Agreement is being made and entered into solely for the benefit of WCC, PVCC and PVEC, and none of WCC, PVCC or PVEC intends hereby to create any rights in favor of any other person, as a third party beneficiary of this Agreement, or otherwise.

                 13. Definitions. For reference purposes, each of the defined terms used throughout this Agreement has been listed in alphabetical order, along with the section in which such term is defined, on Exhibit S attached hereto and made a part hereof.

                 14. Joint Work Product. This Agreement is the joint work product of the duly authorized representatives of the parties hereto and, accordingly, in the event of ambiguity, no inferences shall be drawn against any party.

                 15. Knowledge. The "Knowledge of WCC" shall mean the actual knowledge of any officer of WCC and the "Knowledge of PVCC or PVEC" shall mean the actual knowledge of any officer of PVCC or PVEC, respectively.

                 16. Completion of Reclamation. WCC covenants that, with respect to unfinished reclamation on the PV Terminated Leased Premises as set forth on Schedule 2.1(g), it shall diligently complete all reclamation required under all Governmental Permits and under all Environmental or Mining Law.

                 17. Confidential Nature of Information. Each party agrees that it will treat in confidence all documents, materials, and other information that it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein, and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of non-public documents and materials that have been furnished in connection therewith. Such documents, materials and information shall not be communicated to any third Person (other than, in the case of PVCC and PVEC, to their respective counsel, accountants, financial advisors, lenders and, in the case of WCC, to its counsel, accountants or financial advisors). No party hereto shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the transactions contemplated hereby and no party hereto shall issue a press release regarding the transactions contemplated under this Agreement unless and until Closing occurs; provided, however, that after the Closing, PVCC may use or disclose any confidential information related to the Released Premises and either party may issue a press release regarding the transactions which occurred as a result of Closing as long as it has sent to the other parties hereto a copy of any such press release prior to its public release. The obligation of each party to treat such documents, materials, and other information in confidence and to refrain from issuing a press release as aforesaid shall not apply to any information that (i) is or becomes available to a person from a source other than such party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents,
(iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, as determined by the disclosing party in its reasonable discretion, or (iv) such party reasonably deems necessary to consummate the transactions contemplated hereby. Notwithstanding the foregoing, such confidential information may be disclosed by WCC or PVCC and PVEC to RFM, SMP and Morrison-Knudsen Company, Inc. ("MK") to the extent necessary in order to carry out the transactions contemplated hereby and by the WCC Ancillary Agreements and the PV Ancillary Agreements.

                 IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the date first above written.


                                        PENN VIRGINIA COAL COMPANY



                                        By:
                                            -----------------------------------
                                            Name:  Keith D. Horton
                                            Title: President



                                        PENN VIRGINIA EQUITIES CORPORATION


                                        By:
                                            -----------------------------------
                                            Name:  A. James Dearlove
                                            Title: President



                                        WESTMORELAND COAL COMPANY



                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT S

                                  DEFINITIONS

                                                                                                                  SECTION
TERM                                                                                                              DEFINED
Acknowledgement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.5
Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6..(d)
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Introduction
Cash Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.1
CERCLA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1.(g)..(i)
Clean Air Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1.(g)..(i)
Clean Water Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1.(g)..(i)
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1
Contaminant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1.(g)..(iii)
Disagreement Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.2
Encumbrance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1.(g)..(x)
Environmental Encumbrance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1.(g)..(x)
Environmental or Mining Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1.(g)..(i)
Existing Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Background
FI Leased Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.4.(b)
FI Termination Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.4.(b)
Governmental Body . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.1.(d)
Governmental Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.1.(g)..(ii)
Indemnified Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.3.(a)
Indemnitor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.3.(a)
Knowledge of PVCC or PVEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13.15
Knowledge of WCC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13.15
Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.1
Liability Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.3.(a)
Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1.(g)..(iii)
Matt Termination Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.4.(a)
MK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13.17
MSHA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1.(g)..(i)
Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.2
Original Leased Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Background
PBMI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.1(a)
PBMI Sublease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.1.(a)
Permitted Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.1.(i)
Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1.(g)..(iii)
Post-Closing Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.2
Property Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.1
PV Ancillary Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.2.(b)
PV Indemnified Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.2

                                                                                                                  SECTION
TERM                                                                                                              DEFINED
- ----                                                                                                              -------
PV Terminated Leased Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.1.(b)
PVCC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Introduction
PVCC Consent to Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.2.(b)
PVEC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Introduction
RCRA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1.(g)..(i)
Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1.(g)..(iii)
Release Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.6
Released Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.2.(c)
Remedial Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1.(g)..(iii)
Required Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.1.(e)
Requirements of Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.1.(d)
Revenues  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.2
RFM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.1.(a)
RFM Amended and Restated Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.1.(b)..(i)
RFM APA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.1.(a)..(i)
RFM Leased Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.1.(a)
RFM Termination Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.4.(b)
RFM Transfer and Assumption Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.1.(a)
Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.2
SMCRA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1.(g)..(i)
SMP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.2.(a)
SMP Amended and Restated Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.1.(b)..(ii)
SMP APA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.1.(a)..(ii)
SMP Leased Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.2.(a)
SMP Transfer and Assumption Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.2.(a)
Stock Option Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.4
Terminated Leased Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.2.(c)
Termination Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.1.(b)
Transfer and Assumption Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.2.(c)
TSCA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1.(g)..(i)
Valuation Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.1
WCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Introduction
WCC Amended and Restated Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.3
WCC Ancillary Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.1.(b)
WCC Consent to Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.2.(b)
WCC Indemnified Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.1
WCC Leased Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.1.(b)
WRI Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Background